Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-263815) of Vertical Aerospace Ltd. of our report dated April 28, 2022 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
Bristol, United Kingdom
April 28, 2022